Exhibit 10.12

[ENGLISH TRANSLATION FOR CONVENIENCE ONLY.

NOT AN OFFICIAL TRANSLATION]

Contract for Transfer of Intellectual Property Right of Software

Transferor ( Party A ): Weihu Software ( Beijing ) Co., Ltd.

Transferee ( Party B ): Shenzhen NOC Technology Co., Ltd.

Based on the principle of equality, voluntariness and sincere cooperation, according to Intellectual Property Right of the People’s Republic of China, Regulations on Protection of Computer Software and other provisions of laws and regulations, through mutual friendly negotiation, Party A and Party B reach the following agreement on the matter that Party A transfers intellectual property right of the software NOC Study Comprehensive Service Platform VI. 0 to Party B for both parties to abide by.

Article I Name of the Works

Party A shall transfer intellectual property right of the software NOC Study Comprehensive Service Platform VI. and of source code to Party B, details of which can be seen in Attachment 1

Article 2 Rights, Geographical Area and Duration of Transfer

1.	Party A shall transfer all intellectual property rights of the following all geographical areas:
2.	Geographical area includes: Chinese Mainland ( excluding Hongkong, Macao special administrative region and Taiwan );
3.	Transfer duration: permanent.

Article 3 Transfer Price and Date to Pay Transfer Price

1. Party B shall pay the fee and tax for transfer of intellectual property right of software to Party A in the amount Total ( in capital ) One Million and Twenty Six Thousand Yuan, ( in figure ) 1,026,000 yuan

2. Payment schedule

a.	Party B shall pay 500,000 yuan within 10 days from the date the agreement is signed to Party A;
b.	Party B shall pay 250,000 yuan within 3 months from the date the agreement is signed to Party A
c.	Party B shall pay 150,000 yuan within 6 months from the date the agreement is signed to Party A;
d.	Party B shall pay 126,000 yuan within 12 months from the date the agreement is signed to Party A.

Article 4 Method to Pay Price

Party B shall make payment according to the following methods:

a ☐ Cash payment

b ☐ Bank transfer

c ☐ By cheque

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Article 5 Rights and Obligations of Party A

1.	According to the stipulation of the contract, Party A shall transfer all intellectual property rights of NOC Study Comprehensive Service Platform V1.0 to Party B, including patented products, all source codes of patent, with integrity of the code ensured, which can be compiled into application program directly for normal use.
2.	Since the date the contract is signed, Party A shall not transfer the object ( namely the transfer of software patent and source code ) of the contract or permit it to be used by third party; since the date Party B has made full payment, Party B shall enjoy the patent of software and all intellectual property rights of source code, and Party A shall not use, transfer and disseminate the patent or source code of the patent in any form.
3.	After the contract is signed, Party A shall be responsible for providing necessary technical service for technical transfer to Party B, and shall be responsible for giving instruction on installation, debugging, and explaining the principle and method for implementation of the function, and answering all questions asked by Party B in the face.
4.	Within 1 year from the date when the contract comes into effect, Party A shall be responsible for providing technical consultation related to the patent to Party B, and answering problems encountered in the process of developing the patented technology, and explaining development idea and method. Party A shall provide technical training related to the patent, and relevant technical training for technical personnel of Party B.

Article 6 Rights and Obligations of Party B

1.	Party A shall be responsible for paying the fee 1,026,000 yuan ( in capital: One Hundred Million and Twenty Six Thousand Yuan ) for transfer of intellectual property right of NOC Study Comprehensive Service Platform V1.0, and shall make payment to Party A according to payment schedule stipulated in the contract.
2.	Party B shall have the right to make arbitrary change of the patented technology or source code of the software, and the right to dispose the patented technology software or source code freely.

Article 7 Liability for Breach of Contract

1.	If either party violates the stipulation of the contract, which causes loss to the other party, the observant party can require the other party to bear liability for breach of contract, and pay liquidated damage of 5000 yuan. If the actual amount of loss is bigger than amount of liquidated damage, the actual amount of loss shall prevail.
2.	If Party A delivers the patent and source code of NOC Study Comprehensive Service Platform V1.0 with each overdue day, it shall pay 0.1% of transfer fee of property right of the software to Party B as liquidated damage. If Party A delivers late for more than 20 days, Party B has the right to terminate the contract, and Party A shall pay 0.5% of the transfer fee of intellectual property right of the software to Party B as liquidated damage.
3.	If Party B defers the payment for each overdue day, it shall pay 0.1% of the transfer fee of the intellectual property right of the software to Party A as liquidated damage. If Party B does not make the payment for more than 20 overdue day, Party A has the right to cancel the contract.
4.	If Party A infringes the intellectual property right of others or violates the present laws or national policies, it shall bear liability for damage independently, Party B is irrelevant to it; If Party A transfers the software or source code, which results in its detainment, confiscation, or prohibition of issuance or use by relevant authority, Party A shall compensate Party B for all losses thus suffered.

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Article 8 Guarantee Article

1.	Party A ensures that it owns the intellectual property right of the product, and that the act of transferring does not infringe the legitimate rights of any third party. If Party A violates the article, Party A constitutes breach of the contract, and Party B has the right to cancel contract, and to require Party A to compensate for the loss.
2.	Party A ensures that the transferred software product conforms to provisions of laws and regulations of the People’s Republic of China and functional explanation in attached file.

Article 9 Delivery

Party A shall deliver all source codes of the patent of the software and other relevant files in Beijing ( place ) on April 18, 2014

Article 10 Effectiveness

The contract comes into effect after being signed and sealed by both parties. Without consent of both parties, either party shall not have the right to modify or change the stipulation of the contract.

Article 11 Registration

The intellectual property right is transferred to Party B with consent of Party A, and Party B shall go through registration of intellectual property right within 10 days from the date the contract is signed.

Article 12 Confidentiality Keeping

Party A and Party B ensure that they shall keep confidential the files and materials ( including commercial secret, company plan, financial information, technical information, operation information etc ) of the other party which are acquired in process of discussing, signing and implementing the agreement unavailable through other public channel. Without the consent of original provider of the materials and files, the other party shall not disclose all or part of the content of commercial secret to any third party, otherwise it will constitute breach of contract, and the aggrieved party shall have the right to require the damaging party to bear responsibility according to article of liability for breach of contract. The period of confidentiality keeping is 10 years.

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Article 13 Notice

1.	According to the requirement of contract, all notices sent by one party to the other party, correspondences between both parties and notice and requirement etc in connection with the contract shall be made in written form, and be delivered by means of email ( letter, fax, telegraph, submission in face etc ) . If the above means fail to serve, serving by means of announcement can be adopted.
2.	Postal address of all parties is as follows:
a.	Postal address of Party A: Room 212, Block A, No. 25, Middle of Yongtai Road, Haidian District, Beijing

Email: vigourpan@ 163.com

b.	Postal address of Party B: 2405, 4th Floor, Block 2, Meilinduoli Industrial Area, Meihua Road, Futian District, Shenzhen

Email: renxiaoheng@ vip.sina.com

3. If one party changes the notifying address or postal address, it shall inform the other party in written form or by email within 5 days from the date of change, otherwise the party failing to notify shall bear relevant responsibility thus incurred.

Article 14 Alteration of Contract

In the period of performance of contract, in case of special case, if either Party A or Party B needs to alter the contract, the altering party shall inform the other party in written form in time. After consent of the other party is got, both party shall sign agreement on making alteration in written form within stipulated time limit ( within 5 days from the date the written notice is sent ), which will become the integral part of the contract. Without written files signed by both parties, either party has no right to alter the contract, otherwise the economic loss thus caused to the other party shall be born by the responsible party.

Article 15 Transfer of Contract

Unless otherwise stipulated in contract or agreed upon by both parties through negotiation, either party shall not transfer any right and obligation of both parties stipulated in the contract to the third party without written consent of the other party. Any transfer without written consent of the other party shall be null and void.

Article 16 Force majeure

1.	If either party fails to perform all or part of its obligations under the contract due to impact of force majeure ( force majeure refer to any event which can not be reasonably controlled, foreseen or which is foreseeable but is unavoidable and unconquered, that occurs after the contract is signed, which causes the impossibility or impracticality of the party to perform the contract in total or in part objectively. Such events include but are not limited to flood, fire, drought, typhoon, earthquake and other natural calamities, traffic accident, strike, commotion, riot and war ( whether the war has been declared or not ) and action and inaction of the government ), the performance of the obligation shall be suspended in the period the force majeure impedes the performance.
2.	The party which claims to be affected by force majeure shall inform the other party of the occurrence of force majeure in written form within shortest time and shall provide appropriate proof for the force majeure and its duration by hand or registered air mail within 15 days after the occurrence of force majeure. The party which claims that force majeure has caused its impossibility or impracticality to perform the contract objectively shall make every reasonable effort to eliminate or alleviate the effect of force majeure.
3.	In case of occurrence of force majeure, both parties shall decide how to execute the contract through friendly negotiation immediately. After the force majeure or its effect is terminated or eliminated, both parties shall reinstate their capacity to perform the obligations under the contract respectively.

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Article 17 Settlement of Dispute

In the period of performance of the contract, dispute arising between both parties shall be settled by negotiation. If no agreement is reached through negotiation, the case is within the jurisdiction of people’s court in the place where Party A lies.

Article 18 Others

The contract is made in triplicate, one for each party, and one for filing.

Transferor ( seal ): Weihu Software ( Beijing ) Co., Ltd.

Representative ( signature ):

Opening bank: Beijing Dongfang Meidiya subbranch, Industrial and Commercial Bank of China Co., Ltd.

Account No.: [*]

Date of signing: April 14, 2014

Place of signing: Beijing

Transferee ( seal ): Shenzhen NOC Technology Co., Ltd.

Representative ( signature ):

Opening bank: Shenzhen subbranch, Industrial and Commercial Bank of China

Account No.:[*]

Date of signing: April 14, 2014

Place of signing: Beijing

Attachment 1

intellectual property right of NOC Study Comprehensive Service Platform V1.0 include the following systems:

System category	System name
Learning capacity analysis system	1	Learning capacity analysis system for primary school student
	2	Learning capacity analysis system for junior middle school student
	3	Learning capacity analysis system for senior middle school student
Examination- taking capacity strengthening system	4	Examination- taking capacity strengthening system for primary school student
	5	Examination- taking capacity strengthening system for junior middle school student
	6	Examination- taking capacity strengthening system for senior middle school student
Comprehensive quality evaluation system	7	Comprehensive quality analysis system for student admitted to school
	8	Comprehensive quality evaluation system for primary school student
	9	Comprehensive quality evaluation system for junior middle school student
	10	Comprehensive quality evaluation system for senior middle school student
Teaching auxiliary system	11	Instruction and evaluation system for preschool children and their parents
	12	Instruction and evaluation system for parents of primary school student ( for parents )
	13	Planning, instruction and evaluation system for Entrance Examination into Senior Middle School
	14	Planning, instruction and evaluation system for College Entrance Examination
	15	Intelligent evaluation system for filling in college ( including student and parents evaluation )
	16	Instruction and evaluation system for applying for higher occupational institution

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State Copyright Administration of China

Certificate of Registration for Copyright of Computer Software

Certificate No.: No. 0762837 of Software Copyright Registration File

Software name: NOC Study Comprehensive Service Platform V1.0

Copyright owner: Shenzhen NOC Technology Co., Ltd.

Date of development completion: October 10, 2013

Date of first release: October 10, 2013

Way to acquire: receiving the transfer

Scope of right: all rights

Registration No.:2014SR093593

According to the provisions of Computer Software Protection Rules and Computer Software Copyright Registration Method, examined and approved by Copyright Protection Center of China, we hereby register the above items

No.: 00495428 July 8, 2014

Acceptance No.:____ Signature of acceptor:____ Serial number

Registration No.:____ Signature of examiner:____

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Registration and Application Form for Computer Software Copyright

Basic information of software	Software full name	NOC Study Comprehensive Service Platform	Edition No.	V1.0
Software shortened form	Classification No.	30209- 8400
Software explanation

⊙Original ○Modified ( including translation software and synthesis software)

□Authorization of original copyright owner shall be got before software can be modified

□Original software has been registered

·Original registration No.

·Modified ( translated or synthetic ) software explanation:

Date to complete development	October 10, 2013
State of release	⊙Has been released Date of first release : October 10, 2013 Place of first release: Beijing, China ○ Unreleased
Development mode	⊙Independent development ○Cooperative development ○Commissioned development ○ Development by assigned mission
Copyright owner	Name	Category	Type of certificate	Number of certificate	Nationality	Province /City	Park
Shenzhen NOC Technology Co., Ltd.	Enterprise as legal person	Business license of enterprise as legal person	440301106917980	China	Shenzhen, Guangdong

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Serial number

Explanation of right	Way to acquire right

○ Original obtainment

☐Derivative acquisition (☐receiving transfer ○inherit )

☐The software has been registered (original registration No.: 2013SR132660 )

☐Alteration or supplementary has been made for original registration ( alteration or supplementary proof No.:)

Scope of right

☐All

○Part (☐right of publication ☐right of authorship ☐right of alteration ☐right of copy ☐right of release ☐right of renting ☐right of information network communication ☐right of translation ☐other rights enjoyable by copyright owner )

Software identification material	○Normal deposit

Submit the preceding consecutive 30 pages and posterior consecutive 30 pages of the source program

Submit the preceding consecutive 30 pages and posterior consecutive 30 pages of any one file

○One file ○___ (how many ) files

○Exceptional deposit

○Covered by black oblique line, with page number of:

○Preceding 10 pages and randomly chosen consecutive 50 pages

○the preceding consecutive 30 pages and posterior consecutive 30 pages of object program and randomly chosen consecutive 20 pages of source program

Software function and technical characteristic	Hardware environment	PC machine RAM 1GB HD 1000G CPU master frequency 2GHz
Software environment	Operating system: Windows XP / visa / Win 7 / Server 2008
Programming language	ASP.NET, Java	Source program capacity	206825 lines
Main functions and technical characteristic	NOC Study Comprehensive Service Platform consists of three main systems, which are comprehensive quality evaluation, learning capacity analysis and strengthening capacity to take examination, and other auxiliary system. Comprehensive quality evaluation, focusing on quality education, tracks and evaluates students’ growth, development and interest, scientific innovation ability and leadership influence. Learning capacity analysis and examination- taking ability strengthening, focusing on present actual teaching direction, helps teacher to manage study of student in an one- to – one way and improves student’s ability to take examination by technical means. The platform, covering students from primary school to senior middle school, applies internet, cloud computing, mobile technology and other new technological means into student’s comprehensive quality tracking and evaluation, learning capacity analysis and management and examination- taking ability strengthening etc. If theses systems are used in proper collocation in scientific and reasonable manner, they will form a complete teaching evaluation system

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Serial number:

Copies of certificate	One original
Please confirm the copies of the duplicate of computer software copyright registration certificate, the total number of original and copy of registration certificate shall not exceed the number of copyright owners of software
List of submitted material for application
Type of application material	Name of application material
Application form	the printed signed or sealed registration application form ____ pages in a copy
Software identification material	Software source program ___ pages in a copy Software file (1) ___ pages in a copy Software file (2) ___ pages in a copy
Identification	Copy of identification of applicant ___ pages in a copy Copy of identification of agent ___ pages in a copy
Documentary evidence for right adscription	Software transfer contract or agreement ___ pages in a copy Documentary evidence for inheriting ___ pages in a copy
Other material	___ pages in a copy ___ pages in a copy ___ pages in a copy ___ pages in a copy

Explanation for filling in:

Please submit relevant application materials according to requirement as indicated, and write down actual pages of deposited material accurately in list of submitted application material. For other material, please fill name and pages of material in. The page is an integral part of application form and shall be printed and submitted along with application form.

Serial number

Way to handle application		○Apply by copyright owner ⊙Apply by agent
Information of applicant	Name	Shenzhen NOC Technology Co., Ltd.	Tel	18987187112
	Detailed address	2405B, 4th Floor, Block 2, Factory Building of Meilinduoli Industrial Area, Meihua Road, Futian District, Shenzhen	Post code	518000
	Contact person	Li Weifu	Mobile phone	18987187112
	E- mail	liweifu@163.com	Fax
Information of agent

The applicant entrusts the following agents to handle registration matters, details of which is shown as follows:

Entrust the following agents with full authority to be responsible for registration matters of the copyright of the software. Date of authorization: from the beginning of the registration of copyright of software to the end of the registration

	Name	Beijing Haolibaibo Science and Technology Co., Ltd.	Tel	010- 52490879
	Detailed address	Room 713, Block 2, Beihuiguixian, No. 336, East Street, Huilongguan, Changping District, Beijing	Post code	100096
	Contact person	Huang Dingya	Mobile phone	18601245530
	E-mail	Bjholybible@163. com	Fax	010-80746995 - 802

The applicant has carefully read the explanation for filling in form, and has correctly understood the contents which need to be filled in, and ensured that the contents filled are true.

Signature and seal of applicant

April 16, 2014

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State Copyright Administration of China

Certificate of Registration for Copyright of Computer Software

Certificate No.: No. 0638422 of Software Copyright Registration File

Software name: NOC Study Comprehensive Service Platform V1.0

Copyright owner: Weihu Software ( Beijing ) Co., Ltd.

Date of development completion: October 10, 2013

Date of first release: October 10, 2013

Way to acquire right: Original acquiring

Scope of right: all rights

Registration No.:2013SR132660

According to the provisions of Computer Software Protection Rules and Computer Software Copyright Registration Method, examined and approved by Copyright Protection Center of China, we hereby register the above items

No.:00362350 November 26, 2013

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